EXHIBIT 99.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CT Communications, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL R. COLTRANE

Michael R. Coltrane
Chief Executive Officer
March 28, 2003

/s/ JAMES E. HAUSMAN

James E. Hausman
Chief Financial Officer
March 28, 2003